Exhibit 24.2


                                   CERTIFICATE

     I, KENNETH J. WARREN, hereby certify that I am the duly elected Secretary of Royal Precision, Inc., a Delaware corporation (the "Corporation"), and do further certify that the following resolution was duly adopted by the Board of Directors of the Corporation in a Board meeting duly called and held on August 9, 2002, and that such resolution has not been amended or rescinded, and is in full force and effect:

     RESOLVED, that each officer and director who may be required to execute an annual report on Form 10-K or any amendment or supplement thereto (whether on behalf of the Company or as an officer or director thereof or otherwise) be, and each of them hereby is, authorized to execute a power of attorney appointing Richard P. Johnston and John C. Lauchnor and each of them severally, his true and lawful attorneys and agents to execute in his name, place and stead (in any such capacity) said Form 10-K and all instruments or reports necessary or in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other, to have full power and authority to do and to perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act which is necessary or advisable to be done as fully, and to all intents and purposes, as any such officer or director might or could do in person; and further ....

     Dated this 16th day of August, 2002.


                                        /s/ Kenneth J. Warren
                                        ----------------------------------------
                                        Kenneth J. Warren